                                                                    EXHIBIT 10.4

                             EMPLOYMENT AGREEMENT
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     This EMPLOYMENT AGREEMENT (this "Agreement"), effective as of the 5th day of July, 2001 (the "Effective Date"), by and between CellStar Ltd. (the "Employer"), CellStar Corporation, a Delaware corporation and parent company of Employer ("Parent"), and Terry S. Parker (the "Employee").

                                R E C I T A L S
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     WHEREAS, Employer desires to obtain the benefit of the services of Employee as an employee of Employer for the period of time provided in this Agreement; and

     WHEREAS, Employee desires to render services for Employer on the terms and conditions hereinafter provided; and

     WHEREAS, Employer desires that Employee be able to participate in Parent's stock option and incentive compensation plans; and

     WHEREAS, the Board of Directors of Parent deems it advisable and in the best interests of Parent and Employer to enter into this Employment Agreement with Employee;

                               A G R E E M E N T
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     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

                                   ARTICLE I

                                  Employment

     1.1  Employment.  Effective on the Effective Date the Employer shall employ
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the Employee and the Employee shall accept employment by the Employer for the period and upon the terms and conditions contained in this Agreement.

     1.2  Term.  The term of this Agreement shall commence on the Effective Date
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and shall end on the four (4) year anniversary of the Effective Date (the "Original Term"), unless earlier terminated as provided herein (the period from the Effective Date to the four (4) year anniversary of the Effective Date, or to the date of such earlier termination, as applicable, is hereinafter referred to as the "Term"). At the expiration of the Original Term, this Agreement shall automatically be renewed on a year to year basis unless notice of any decision not to renew this Agreement is given by the Employer or the Employee at least 365 days prior to the expiration of the Original Term or any such one year term or unless earlier terminated as provided herein.

1.3  Position and Duties.
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     (a)  Position.  During the Term, the Employee shall serve as Chief
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Executive Officer of Employer, with authority, duties and responsibilities consistent with such position, and shall perform such other services for Employer, Parent and their affiliated entities consistent with such position as may be reasonably assigned to him from time to time by the boards of directors of Employer and/or Parent. During the Term, Employee shall, if so elected or appointed, also accept election or appointment, and serve, as an officer and/or director of Employer or any of its affiliated entities and perform the duties appropriate thereto, without additional compensation other than as set forth herein. Employee's actions hereunder shall at all times be subject to the direction of the boards of directors of Employer and Parent.

     (b)  Commitment.  During the Term, the Employee shall devote
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substantially all of his business time, energy, skill and best efforts to the performance of his duties hereunder in a manner that will faithfully and diligently further the business and interests of Employer, Parent and their affiliated entities. Subject to the foregoing, the Employee may serve in any capacity with any civic, educational or charitable organization; provided that such activities and services do not interfere or conflict with the performance of his duties hereunder. Further subject to the foregoing, the Employee may serve as a director of other corporations; provided, however, that such service
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or position is approved in advance by the Board of Directors of Parent and further that such service or position does not at any time during the Term interfere or conflict with the performance of his duties hereunder. Employee shall comply with policies, standards and regulations established from time to time by senior management and/or the boards of directors of Employer and Parent.

1.4  Compensation.
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     (a)  Base Salary.  Subject to Section 1.4(c) below, beginning on the
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Effective Date, Employer shall pay the Employee as compensation an aggregate salary ("Base Salary") of $850,000 per year during the Term, or such greater amount as shall be approved in accordance with the policies of Employer and/or Parent, as applicable. The Base Salary for each year shall be paid by Employer in accordance with the regular payroll practices of Employer.

     (b)  Annual Incentive Payment.  Each year during the Term, the Employee
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shall be eligible to participate in an annual incentive plan approved by the Parent's Board of Directors; provided, however, that for the fiscal year ending in November 2001, and subject to any required approvals of the Board of Directors of Parent, Employer agrees to pay Employee a one-time bonus in the amount of $200,000, which amount will be payable within 30 days following the end of the 2001 fiscal year.

     (c)  Withholding.  With respect to any compensation received by Employee
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with respect to Employee's services for Employer or any of its affiliates, Employer will deduct such withholding and other payroll taxes as are required to be withheld by

Employer under applicable law.

     (d)  Stock Options.  Parent will recommend to the Board of Directors of
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Parent that Employee be granted a stock option (th e "Option") entitling him to purchase 1 million shares of Parent's common stock at the reported market closing sales price thereof on the date of grant. The Option shall become exercisable by the Employee at the rate of 25% of the shares covered thereby per year, beginning on the Effective Date and continuing thereafter on each anniversary of the Effective Date in accordance with the terms of the Parent's 1993 Amended and Restated Long Term Incentive Plan; provided, however, that
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any unvested portion of the Option shall immediately vest if the Employee's employment is terminated Without Cause (defined below) or for Company Breach (defined below) or as a result of a Change in Control (defined below), and; provided, further, that, Employee shall have twenty four (24) months following
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a Change in Control (defined below) to exercise the Option, notwithstanding any termination of Employee's employment. The Option shall contain such additional terms as are set forth in Parent's 1993 Amended and Restated Long Term Incentive Plan and as are established by the Board of Directors of Parent. Employee shall be entitled to annual consideration for future grants in amounts (if any) and on terms and conditions to be determined by the Board of Directors.

     (e)  Payment and Reimbursement of Expenses.  During the Term, Employer
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shall pay or reimburse the Employee for all reasonable travel and other expenses incurred by the Employee in performing his obligations under this Agreement in accordance with the policies and procedures of Employer or Parent, provided that the Employee properly accounts therefor in accordance with the regular policies of Employer or Parent, as applicable.

     (f)  Fringe Benefits and Perquisites.  During the Term, the Employee
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shall be entitled to participate in or receive benefits under any stock purchase, profit-sharing, pension, retirement, paid time off, life, medical, dental, disability or other plan or arrangement made generally available by Employer or Parent to employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Employee shall be credited with 10 years of service with the Employer as of the Effective Date for purposes of determining eligibility and vesting for paid time off and short-term disability benefits.

     (g)  Relocation Expenses.  The Employee acknowledges and agrees that he
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will relocate his primary residence to the Dallas/Fort Worth area in order to perform his duties and responsibilities under this Agreement. In connection with such relocation:

          (i) The Employer agrees to reimburse the Employee for the reasonable costs of temporary corporate housing in the Dallas/Fort Worth area for up to 180 days from the Effective Date.

          (ii) The Employer agrees to reimburse Employee for the cost of Employee's trips home to Indiana on a bi-weekly basis for up to 180 days from the Effective Date. Reimbursable expenses include round trip coach air fare and any reasonable out-of-pocket expenses (i.e., airport parking).

          (iii) The Employer shall reimburse Employee for the cost of two (2) house hunting trips for members of the Employee's immediate family. Reimbursable expenses include round trip coach air fare, automobile rental, reasonable costs for meals, lodging (if needed) and other reasonable out-of-pocket expenses.

          (iv) The Employer shall reimburse Employee for all normal and customary costs associated with the sale of Employee's current residence, including broker's fees not to exceed 6%.

          (v) The Employer shall reimburse Employee for all normal and customary costs associated with the purchase of a residence in the Dallas/Fort Worth area, including but not limited to survey fees, loan origination fees, title insurance and attorneys fees.

          (vi) The Employer shall reimburse Employee for all normal and customary moving costs for household goods from Indiana to the Dallas/Fort Worth area for a period of 24 months following the Effective Date.

          (vii) The Employer shall reimburse Employee for all reasonable and customary out-of-pocket travel expenses incurred by Employee and his immediate family during the actual relocation from Indiana to the Dallas/Fort Worth area.

     All amounts reimbursed pursuant to this subsection shall be grossed up for all applicable taxes.

1.5  Termination.
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     (a)  Disability.  Employer may terminate this Agreement for Disability.
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"Disability" shall exist if, because of ill health or physical or mental disability, the Employee shall have been unable to perform his duties under this Agreement, with reasonable accommodation by the Employer, as determined in good faith by Parent's Board of Directors or a committee thereof, for a period of 180 consecutive days, or if, in any 12-month period, the Employee shall have been unable or shall have failed to perform his duties for a period of 270 or more business days, irrespective of whether or not such days are consecutive.

     (b)  Cause.  Employer may terminate the Employee's employment for
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Cause. Termination for "Cause" shall mean termination because of the Employee's
(i) the willful failure by Employee to perform his duties, provided that no act, or failure to act, on the Employee's part shall be considered "willful" unless the Board of Directors, in the reasonable exercise of its business judgment, determines that such act or failure to act was committed without good faith and without a reasonable belief that such act or failure to act was in the best interests of the Employer, Parent or their affiliated entities, (ii) misconduct that causes or is likely to cause material economic harm to Employer, Parent or their affiliated entities or that brings or is likely to bring material discredit to the reputation of Employer, Parent or any of their affiliated entities, as determined by the Board of Directors of Parent in good faith, (iii) failure to substantially follow directions of the boards of directors of Employer or Parent that are consistent with his duties under this Agreement, provided that no act, or failure to act, on the Employee's part shall be deemed to constitute Cause unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's act, or failure to act, was in or not opposed to the best interest of Employer, (iv) conviction of, or entry of a pleading of guilty or nolo contendre to, any felony involving moral turpitude or entry of an order duly issued by any federal or state regulatory agency having jurisdiction in the matter permanently prohibiting Employee from participating in the conduct of the affairs of Employer, Parent or their affiliated entities, or (v) any other material breach of any provision of this Agreement. Items (i), (ii), (iii) and
(v) of this subsection shall not constitute Cause unless Employer or Parent notified the Employee thereof in writing, specifying in reasonable detail the basis therefor and stating that it is grounds for Cause. Furthermore, if the Employee's actions are curable, items (i), (ii), (iii) and (v) of this subsection shall not constitute Cause unless the Employee fails to cure such matter within 30 days after such notice is sent or given under this Agreement. It is understood that "Cause" shall not include a failure to perform due to a Disability.

     (c)  Without Cause.  During the Term, Employer may terminate the
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Employee's employment Without Cause, subject to the provisions of subsection 1.6(c) (Termination Without Cause or for Company Breach). Termination "Without
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Cause" shall mean termination of the Employee's employment by Employer other than termination for Cause or for Disability.

     (d)  Company Breach.  The Employee may terminate his employment hereunder
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for Company Breach. For purposes of this Agreement a "Company Breach" shall be deemed to occur in the event of a material breach of this Agreement by Employer or Parent; provided, however, that the Employee shall not be entitled to
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terminate for Company Breach unless the Employee notifies Employer thereof in writing, specifying in reasonable detail the basis therefor and stating that it is grounds for Company Breach, and unless Employer fails to cure such Company Breach within 30 days after such notice is sent or given under this Agreement. For purposes of this Agreement, a material breach by Employer or Parent shall include, without limitation, (i) the material reduction without his consent of the title, authority, duties or responsibilities that the Employee has on the Effective Date, (ii) the reduction in the Employee's annual base salary as in effect on the Effective Date, or (iii) the relocation of the Employer's principal office, or the Employee's own office location as assigned to him by Employer, to a location more than 50 miles from the present location of Employer's principal office.

     (e)  Change in Control. The Employee may terminate his employment hereunder
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within 12 months of a Change in Control (defined below):

          (i) "Change in Control" shall mean any of the following:

               (1) any consolidation or merger of Parent in which Parent is not the continuing or surviving corporation or pursuant to which shares of Parent's common stock would be converted into cash, securities or other property, other than a merger of Parent in which the holders of Parent common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

               (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Parent;

               (3) any approval by the stockholders of Parent of any plan or proposal for the liquidation or dissolution of Parent;

               (4) the cessation of control (by virtue of their not constituting a majority of directors) of Parent's Board of Directors by the individuals (the "Continuing Directors") who (x) at the date of this Agreement were directors or (y) become directors after the date of this Agreement and whose election or nomination for election by Parent's stockholders, was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Agreement or whose election or nomination for election was previously so approved); or

               (5) subject to applicable law, in a Chapter 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving Parent to a case under Chapter 7.

     (f)  Without Good Reason.  During the Term, the Employee may terminate his
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employment Without Good Reason upon 30 days prior written notice to Employer of such termination, which notice may be waived by Employer in Employer's discretion. Termination "Without Good Reason" shall mean termination of the Employee's employment by the Employee other than termination for Company Breach.

     (g)  Explanation of Termination of Employment. Any party terminating this
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Agreement shall give prompt written notice ("Notice of Termination") to the other party hereto advising such other party of the termination of this Agreement stating in reasonable detail the basis for such termination. The Notice of Termination shall indicate whether termination is being made for Cause, Without Cause or for Disability (if Employer has terminated the Agreement) or for Company Breach, upon a Change in Control or Without Good Reason (if the Employee has terminated the Agreement).

     (h)  Date of Termination.  "Date of Termination" shall mean the last day of
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Employee's employment, as determined in accordance with this Section 1.5.

1.6  Compensation Upon Termination.
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     (a)  During Disability.  During any period that the Employee fails to
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perform his duties hereunder because of ill health or physical or mental disability, he shall continue to receive his full salary and benefits pursuant to Section 1.4 (Compensation) through the Date of Termination, after giving
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effect to all disability benefits received by Employee under the terms of any applicable disability policy.

     (b)  Termination for Cause or Without Good Reason.  If Employer shall
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terminate the Employee's employment for Cause or if the Employee shall terminate his employment Without Good Reason, then Employer's obligation to pay salary and benefits pursuant to Section 1.4 (Compensation) shall terminate, except that
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Employer shall pay the Employee his accrued but unpaid salary and benefits pursuant to Section 1.4 (Compensation) through the Date of Termination.
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     (c)  Termination Without Cause or for Company Breach.   If Employer shall
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terminate the Employee's employment Without Cause or if the Employee shall terminate his employment for Company Breach, then Employer shall pay to the Employee, as severance pay in a lump sum on the 15th day following the Date of Termination, the following amounts:

          (i) his accrued but unpaid Base Salary through the Date of Termination at the rate in effect as of the Date of Termination; and

          (ii) in lieu of any further Base Salary and Annual Incentive Payments for periods subsequent to the Date of Termination, an amount equal to the product of (A) the sum of Employee's Base Salary at the rate in effect as of the Date of Termination plus the amount of the Annual Incentive Payment paid to the Employee for the preceding year (or an annualized equivalent of the Annual Incentive Payment paid for any shorter period) divided by 365 and (B) multiplied by the lesser of (y) 720, or (z) the number of days from the Date of Termination to the last day of the Original Term or the applicable renewal term, but in no event less than 365 days.

     In addition, the Employee will be entitled to a prorated portion of any annual incentive payment earned for the fiscal year in which his employment is terminated, if earned in accordance with the terms of its grant.

     Employee hereby acknowledges and agrees that the payments by the Employer under this Section 1.6(c) shall be the sole and exclusive remedy of the Employee for termination of Employee's employment Without Cause or by reason of a Company Breach, and Employee hereby waives any and all other remedies under law or in equity.

     If the Employee terminates his employment for Company Breach based upon a material reduction by Employer of the Employee's Base Salary, then for purposes of this subsection 1.6(c) (Termination Without Cause or for
                                         --------------------------------
     Company Breach), the Employee's Base Salary as of the Date of Termination
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     shall be deemed to be the Employee's Base Salary immediately prior to the reduction that the Employee claims as grounds for Company Breach.

          (d)  Termination Upon a Change in Control.  If the Employee terminates
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     his employment after a Change in Control pursuant to subsection 1.5(e) (Change in Control), then Employer shall pay to the Employee as severance
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     pay and as liquidated damages (because actual damages are difficult to ascertain), in a lump sum, in cash, within 15 days after termination, an amount which, when combined with all payments under Section 1.6(c), equals $100 less than three (3) times the Employee's "annualized includable compensation for the base period" (as defined in Section 280G of the Internal Revenue Code of 1986); provided, however, that if such lump sum
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     severance payment, either alone or together with other payments or benefits, either cash or non-cash, that the Employee has the right to receive from Employer, including, but not limited to, accelerated vesting or payment of any deferred compensation, options, stock appreciation rights or any benefits payable to the Employee under any plan for the benefit of employees, would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986), then such lump sum severance payment or other benefit shall be reduced to the largest amount that will not result in receipt by the Employee of a parachute payment. The determination of the amount of the payment described in this subsection shall be made by Parent's independent auditors.

          (e)  Termination for Disability.  If Employer shall terminate the
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     Employee's employment for Disability, Employer's obligation to pay salary and benefits pursuant to Section 1.4 (Compensation) shall terminate, except
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     that Employer shall pay the Employee accrued but unpaid salary and benefits pursuant to Section 1.4 (Compensation) through the Date of Termination,
                              ------------
     after giving effect to all disability benefits received by Employee under the terms of any applicable disability policy.

          (f)  Employee Benefits.   Employer shall maintain in full force and
               -----------------
     effect (to the extent consistent with past practice), for the continued benefit of Employee and, if applicable, his wife and children, the employee benefits set forth in subsections 1.4(f) (Fringe Benefits and Perquisites)
                                               -------------------------------
     through the Date of Termination (subject to the provisions of Section 1.6(e)); provided that his continued participation or, if applicable, the participation of his wife and children, is possible under the general terms and conditions of such plans and programs. Following the Date of Termination, Employee and his eligible dependents shall be eligible for continued health coverage in accordance with the terms of applicable law.

     1.7  Death of Employee.  If Employee dies prior to the expiration of this
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Agreement, Employee's employment and other obligations under this Agreement shall automatically terminate and all compensation to which Employee is or would have been entitled hereunder (including without limitation under subsections 1.4(a) (Base Salary) and 1.4(b) (Annual Incentive Payment)) shall terminate as
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of the end of the month in which Employee's death
occurs; provided, however, that (i) Employer shall pay to Employee's estate,
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as soon as practicable, a prorated Annual Incentive Payment, if earned in accordance with Parent's annual incentive plan; and (ii) for the balance of the month in which Employee's death occurs, Employee's wife and children, if any, shall be entitled to receive their benefits under Employer's group hospitalization, medical and dental plans (if any), to the extent permitted under the terms of such plans, and thereafter Employee's dependents shall have a right to continued health coverage in accordance with the terms of applicable law.

     1.8  Stock Ownership.  During the Term, Employee agrees not to sell or
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transfer shares of Parent's common stock except as otherwise specifically provided for herein, if immediately after such sale the Fair Market Value (as defined under the Parent's 1993 Amended and Restated Long-Term Incentive Plan) of all of the shares of Parent's common stock Employee beneficially owns is less than three times Employee's Base Salary then in effect. Rule 13d-3 promulgated under the Securities Exchange Act of 1934 shall be used to determine the amount of shares of Parent's common stock Employee beneficially owns under this Section 1.8, with the modification that Employee shall not be deemed to beneficially own the shares of Parent's common stock that Employee then has the right to acquire under outstanding stock options unless and until such options are validly exercised. For purposes hereof, transfers by Employee to Affiliates and sales of stock in connection with cashless exercises of stock options of up to 50% of the shares under Employee's vested stock options necessary to pay the exercise price of such options and/or taxes associated with such exercise shall not be deemed to violate this Section 1.8.


                                   ARTICLE 2

                      Non-Competition and Confidentiality

     2.1  Training/Confidential Information.  For purposes of this Article 2
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(Non-Competition and Confidentiality), the term "the Company" shall be construed
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also to include Employer, Parent and any and all Affiliates of Employer and Parent. The Company agrees that it will provide Employee with specialized knowledge and training regarding the business in which the Company is involved, and will provide Employee with initial and ongoing confidential information and trade secrets of the Company (hereinafter referred to as "Confidential Information"). For purposes of this Agreement, Confidential Information includes, but is not limited to:

          (a) Customer lists and prospect lists developed by the Company;

          (b) Information regarding the Company's customers which Employee acquired as a result of his employment with the Employer, including but not limited to, customer contracts, work performed for customers, customer contacts, customer requirements and needs, data used by the Company to formulate customer bids, customer financial information and other information regarding the customer's business;

          (c) Information regarding the Company's vendors which Employee acquired as a result of his employment with the Employer, including but not limited to, product and service information and other information regarding the business activities of such vendors;

          (d) Information related to the Company's business, including but not limited to marketing strategies and plans, sales procedures, operating policies and procedures, pricing and pricing strategies, business plans, sales, profits, and other business and financial information of the Company;

          (e)  Training materials developed by and utilized by the Company;

          (f) Any other information which Employee acquired as a result of his employment with the Employer and which Employee has a reasonable basis to believe the Company would not want disclosed to a business competitor or to the general public.

          (g)  Information which:

               (i)    is proprietary to, about or created by the Company;

               (ii) gives the Company some competitive advantage, the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company;

               (iii) is not typically disclosed to non-employees by the Company, or otherwise is treated as confidential by the Company; or

               (iv) is designated as Confidential Information by the Company or from all the relevant circumstances should reasonably be assumed by the Employee to be confidential to the Company.

Notwithstanding the foregoing, Confidential Information shall not include any information that is or has become public knowledge, other than by acts by the Employee or representatives of the Employee in violation of this Agreement.

     2.2  Non-Disclosure.  The Employee acknowledges, understands and agrees
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that all Confidential Information, whether developed by the Company or others or whether developed by the Employee while carrying out the terms and provisions of this Agreement (or previously while serving as an officer of the Company), shall be the exclusive and confidential property of the Company and (i) shall not be disclosed to any person (except as otherwise required by law or legal process) other than employees of the Company and professionals engaged on behalf of the Company, and other than disclosure in the scope of the Company's business in accordance with the Company's policies for disclosing information, (ii) shall be safeguarded and kept from unintentional disclosure and (iii) shall not be used for the Employee's personal benefit. Subject to the terms of the preceding sentence, the Employee shall not use, copy or transfer Confidential Information other than as is necessary in carrying out his duties under this Agreement.

     2.3  Return of Company Property and Information.  Upon termination of
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employment, or at any earlier time as directed by Company, Employee shall immediately deliver to Company any and all Confidential Information in Employee's possession, any other documents or information which Employee acquired as a result of his employment with Employer, and any copies of such documents/information. Employee shall not retain any originals or copies of such documents or materials related to Company's business which Employee came into possession of or created as a result of his employment at Company. Employee acknowledges that such information, documents and materials are the exclusive property of Company. Upon termination of employment, or at any earlier time as directed by Company, Employee shall immediately deliver to Company any property of Company in Employee's possession. Employee agrees that should he fail to return any Company property, Company shall be entitled to deduct from any sums otherwise due Employee (including, but not necessarily limited to wages and expense reimbursements) the cost and/or value of any property which Employee fails to return, up to the maximum amount allowed by law. Employee hereby authorizes Company to deduct and/or withhold any such sums from Employee's wages and/or other sums due Employee.

     2.4  Non-Competition.
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          (a)  Description of Proscribed Actions.  During the Term and for a
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     period of 18 months thereafter (or 12 months thereafter in the event of Termination Without Cause or for Company Breach), in consideration for the obligations of Employer and Parent hereunder, including without limitation their disclosure (pursuant to subsection 2.1 (Training/Confidential
                                                   ---------------------
     Information) above) of Confidential Information, the Employee shall not:
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               (i) directly or indirectly, engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, associated or in any manner connected with, or render services or advice to, any Competing Business (defined below); provided, however, that the Employee may
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          invest in the securities of any enterprise (but without otherwise participating in the activities of such enterprise) if (x) such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act and
          (y) the Employee does not beneficially own (as defined Rule 13d-3 promulgated under the Exchange Act) in excess of 5% of the outstanding capital stock of such enterprise;

               (ii) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, solicit, divert or take away any suppliers, customers or clients of the Company or any of its Affiliates; or

               (iii) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, either (i) hire, attempt to hire, contact or solicit with respect to hiring, any employee of Employer or Parent or any Affiliate thereof, (ii) induce or otherwise counsel, advise or encourage any employee of Employer, Parent or any Affiliate thereof to leave the employment of Employer, Parent or any Affiliate thereof, or
          (iii) induce any representative or agent of Employer, Parent or any Affiliate thereof to terminate or modify its relationship with Employer, Parent or such Affiliate.

          (b)  Judicial Modification.  The Employee agrees that if a court of
               ---------------------
     competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Section 2.4 (Non-
                                                                     ---
     Competition) is overly restrictive and unenforceable, the court may reduce
     -----------
     or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Section 2.4 (Non-
                                                                     ---
     Competition) shall remain in full force and effect. The Employee further
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     agrees that if a court of competent jurisdiction determines that any provision of this Section 2.4 (Non-Competition) is invalid or against
                                    ---------------
     public policy, the remaining provisions of this Section 2.4 (Non-
                                                                  ---
     Competition) and the remainder of this Agreement shall not be affected
     -----------
     thereby, and shall remain in full force and effect.

          (c)  Nature of Restrictions.  The Employee acknowledges that the
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     business of Employer and Parent and their Affiliates is international in scope and that the Restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect Employer's, Parent's and their Affiliates' investment in their businesses and the goodwill thereof. The Employee acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that the Employee has been or will be engaged in the business of Employer, Parent and/or their Affiliates, and the Employee's relationship with the suppliers, customers and clients of Employer, Parent and their Affiliates. The Employee further acknowledges that the restrictions contained herein are not burdensome to the Employee in light of the consideration paid therefor and the other opportunities that remain open to the Employee. Moreover, the Employee acknowledges that he has other means available to him for the pursuit of his livelihood.

          (d)  Competing Business.  "Competing Business" shall mean any
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     individual, business, firm, company, partnership, joint venture, organization, or other entity engaged in the wholesale distribution or retail sales of wireless communication equipment in any domestic or international market area in which Employer, Parent or any of their Affiliates does business at any time during the Employee's employment with Employer or any of its Affiliates.

     2.5  Injunctive Relief.  Because of the Employee's experience and
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reputation in the industries in which Employer, Parent and their Affiliates operate, and because of the unique nature of the Confidential Information, the Employee acknowledges, understands and agrees that Employer and Parent will suffer immediate and irreparable harm if the Employee fails to comply with any of his obligations under Article 2 (Non-Competition and Confidentiality) of this
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Agreement, and that monetary damages will be inadequate to compensate Employer and Parent for such breach. Accordingly, the Employee agrees that Employer and Parent shall, in addition to any other remedies available to them at law or in equity, be entitled to injunctive relief to enforce the terms of Article 2 (Non-
                                                                            ---
Competition and Confidentiality), without the necessity of proving inadequacy of
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legal remedies or irreparable harm.

                                   ARTICLE 3

                  Representations and Warranties by Employee

     Employee hereby represents and warrants, the same being part of the essence of this Agreement, that, as of the Effective Date, he is not a party to any agreement, contract or understanding, and that no facts or circumstances exist, that would in any way restrict or prohibit him from undertaking or performing any of his obligations under this Agreement. The foregoing representation and warranty shall remain in effect throughout the Term.

                                   ARTICLE 4

                                Indemnification

     Parent agrees to indemnify, and advance expenses to, the Employee to the extent provided in the Certificate of Incorporation and Bylaws of Parent as of the date of this Agreement. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under Parent's Certificate of Incorporation and Bylaws and this Agreement, it is the intent of the parties hereto that the Employee shall enjoy by this Agreement the greater benefits so afforded by such change.

                                   ARTICLE 5

                                 Miscellaneous

     5.1  Counterparts.   This Agreement may be executed in two or more
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counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     5.2  Indulgences, Etc.   Neither the failure nor any delay on the part of
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either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

     5.3  Employee's Sole Remedy.  The Employee's sole remedy shall be against
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Employer or Parent for any claim, liability or obligation of any nature whatsoever arising out of or relating to this Agreement or an alleged breach of this Agreement or for any other claim arising out of the termination of the Employee's employment hereunder (collectively, "Employee Claims"). The Employee shall have no claim or right of any nature whatsoever against any of Employer's or its Affiliates' directors, former directors, officers, former officers, employees, former employees, stockholders, former stockholders, agents, former agents or the independent counsel in their individual capacities arising out of or relating to any Employee Claim. The Employee hereby releases and covenants not to sue any person other than Employer or Parent over any Employee Claim. The persons described in this Section 5.3 (other than Employer, Parent and the Employee) shall be third-party beneficiaries of this Agreement for purposes of enforcing the terms of this Section 5.3 (Employee's Sole Remedy) against the Employee.
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     5.4  Notices.   All notices, requests, demands and other communications
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required or permitted under this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given, made and received when sent by telecopy (with a copy sent by mail) or when personally delivered or one business day after it is sent by overnight service, addressed as set forth below:

          If to the Employee:

               Terry S. Parker
               8463 North - 1175 West
               Monticello, Indiana 47960

          If to Employer or Parent:

               CellStar Corporation
               1730 Briercroft Court
               Carrollton, Texas  75006
               Attn:  General Counsel

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this subsection for the giving of notice, which shall be effective only upon receipt.

     5.5  Provisions Separable.  The provisions of this Agreement are
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independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

     5.6  Entire Agreement.   This Agreement contains the entire understanding
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between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained, which shall be deemed terminated effective immediately. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

     5.7  Headings; Index.   The headings of paragraphs herein are included
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solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     5.8  Governing Law.   This Agreement shall be governed by and construed in
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accordance with the laws of the State of Texas, without giving effect to principles of conflict of laws.

     5.9  Dispute Resolution.  Subject to Employer's and Parent's right to seek
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injunctive relief in court as provided in Section 2.5 (Injunctive Relief) of
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this Agreement, any dispute, controversy or claim arising out of or in relation to or connection to this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement, shall be exclusively and finally settled by arbitration, and any party may submit such dispute, controversy or claim, including a claim for indemnification under this Section 5.9 (Dispute Resolution), to arbitration.
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          (a)  Arbitrators.  The arbitration shall be heard and determined by
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     one arbitrator, who shall be impartial and who shall be selected by mutual agreement of the parties; provided, however, that if the dispute involves
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     more than $2,000,000, then the arbitration shall be heard and determined by three (3) arbitrators. If three (3) arbitrators are necessary as provided above, then (i) each side shall appoint an arbitrator of its choice within thirty (30) days of the submission of a notice of arbitration and (ii) the party-appointed arbitrators shall in turn appoint a presiding arbitrator of the tribunal within thirty (30) days following the appointment of the last party-appointed arbitrator. If (x) the parties cannot agree on the sole arbitrator, (y) one party refuses to appoint its party-appointed arbitrator within said thirty (30) day period or (z) the party-appointed arbitrators cannot reach agreement on a presiding arbitrator of the tribunal, then the appointing authority for the implementation of such procedure shall be the Senior United States District Judge for the Northern District of Texas, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. If the Senior United States District Judge for the Northern District of Texas refuses or fails to act as the appointing authority within ninety (90) days after being requested to do so, then the appointing authority shall be the Chief Executive Officer of the American Arbitration Association, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. All decisions and awards by the arbitration tribunal shall be made by majority vote.

          (b)  Proceedings.  Unless otherwise expressly agreed in writing by the
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     parties to the arbitration proceedings:

               (i) The arbitration proceedings shall be held in Dallas, Texas, at a site chosen by mutual agreement of the parties, or if the parties cannot reach agreement on a location within thirty (30) days of the appointment of the last arbitrator, then at a site chosen by the arbitrators;

               (ii) The arbitrators shall be and remain at all times wholly independent and impartial;

               (iii) The arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time;

               (iv) Any procedural issues not determined under the arbitral rules selected pursuant to item (iii) above shall be determined by the law of the place of arbitration, other than those laws which would refer the matter to another jurisdiction;

               (v) The costs of the arbitration proceedings (including attorneys' fees and costs) shall be borne in the manner determined by the arbitrators;

               (vi) The decision of the arbitrators shall be reduced to writing; final and binding without the right of appeal; the sole and exclusive remedy regarding any claims, counterclaims, issues or accounting presented to the arbitrators; made and promptly paid in United States dollars free of any deduction or offset; and any costs or fees incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement;

               (vii) The award shall include interest from the date of any breach or violation of this Agreement, as determined by the arbitral award, and from the date of the award until paid in full, at 6% per annum; and

               (viii) Judgment upon the award may be entered in any court having jurisdiction over the person or the assets of the party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

     5.10 Survival.  The covenants and agreements of the parties set forth in
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Article 2 (Non-Competition and Confidentiality), and Article 5 (Miscellaneous)
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are of a continuing nature and shall survive the expiration, termination or cancellation of this Agreement, regardless of the reason therefor.

     5.11 Subrogation.  In the event of payment under this Agreement, Employer
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and Parent shall be subrogated to the extent of such payment to all of the rights of recovery of the Employee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Employer or Parent effectively to bring suit to enforce such rights.

     5.12 No Duplication of Payments.  Employer and Parent shall not be liable
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under this Agreement to make any payment in connection with any claim made against the Employee to the extent the Employee has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

     5.13 Binding Effect, Etc.  This Agreement shall be binding upon and inure
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to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of Employer, Parent, spouses, heirs, and personal and legal representatives. Employer and Parent shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of their business or assets, by written agreement in form and substance satisfactory to the Employee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Employer or Parent would be required to perform if no such succession had taken place.

     5.14 Contribution.  If the indemnity contained in this Agreement is
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unavailable or insufficient to hold the Employee harmless in a Claim for an Indemnifiable Event, then separate from and in addition to the indemnity provided elsewhere herein, Parent shall contribute to Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of the Employee in connection with such Claim in such proportion as appropriately reflects the relative benefits received by, and fault of, Parent on the one hand and the Employee on the other in the acts, transactions or matters to which the Claim relates and other equitable considerations.

     5.15 Parent Guaranty.  Parent guarantees the payment and performance of all
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obligations of Employer under this Agreement and agrees it will pay or perform those obligations if for any reason Employer fails to do so. This guarantee is absolute, continuing, irrevocable and not conditional or contingent. Any notice given hereunder to either Employer or Parent will be deemed to be notice to Parent for purposes of this guaranty.

     IN WITNESS WHEREOF, Employer and Parent have caused this Agreement to be executed by their officer/general partner thereunto duly authorized, and Employee has signed this Agreement, as of the date first set forth above.


                              CELLSTAR LTD
                              By:   National Auto Center, Inc.
                                    General Partner


                              By:  /s/ ELAINE FLUD RODRIGUEZ
                                  --------------------------------------
                                  Elaine Flud Rodriguez
                                  Sr. Vice President and General Counsel


                              CELLSTAR CORPORATION


                              By: /s/ ELAINE FLUD RODRIGUEZ
                                  --------------------------------------
                                  Elaine Flud Rodriguez
                                  Sr. Vice President and General Counsel


                                 /s/ TERRY S. PARKER
                              ------------------------------------------
                              Terry S. Parker